Exhibit 8.1

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Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022-4689

T 212.705.7000
F 212.752.5378
bingham.com
March 13, 2009
Oppenheimer Holdings, Inc.
P.O. Box 2015, Suite 1110
20 Eglinton Avenue West
Toronto, Ontario, Canada M4R I K8
Ladies and Gentlemen:
We have acted as United States tax counsel for Oppenheimer Holdings, Inc. (“Oppenheimer”) in connection with the domestication of Oppenheimer from the federal jurisdiction of Canada into the State of Delaware (the “Domestication”). The Domestication will occur pursuant to the resolution of the Board of Directors of Oppenheimer and subject to approval of the shareholders. The resolution will be approved by the shareholders of Oppenheimer at an annual and special meeting. The Certificate of Domestication and Certificate of Incorporation will be filed with the Secretary of State of Delaware, and the by-laws of Oppenheimer will be duly executed (the “Domestication Documents”).
You have requested our opinion regarding the United States federal income tax matters addressed in the discussion entitled “United States and Canadian Income Tax Considerations- United States Federal Income Tax Consequences” in the Registration Statement on Form S-4 filed by Oppenheimer with the Securities and Exchange Commission (which contains a prospectus and management proxy statement of Oppenheimer) (the “Registration Statement”). In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, the Domestication Documents, and such other documents and information, including correspondence with representatives of Oppenheimer, pertaining to the Domestication as we have deemed necessary or appropriate. We have also relied upon a letter making certain factual representations as to the Domestication and signed by an officer of Oppenheimer. We have assumed that all statements contained in the Registration Statement and that are made as to Oppenheimer’s belief, or to Oppenheimer’s knowledge, are true irrespective of any such qualifications.
Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications asset forth herein, we are of the opinion that insofar as the statements in the Registration Statement under the caption “United States and Canadian Income Tax Considerations — United States Federal Income Tax Consequences” purport to constitute summaries of matters of U.S. federal income tax law, those statements fairly summarize the matters described therein in all material respects.
The opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder,

Bingham McCutchen LLP
bingham.com
and interpretations thereof by the internal Revenue Service (the “IRS “) and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by an such changes. No ruling has been or will be sought from the IRS as to the United States federal income tax consequences of any aspect of the Domestication. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion. Further, no assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. The opinions expressed herein are as the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective.
No opinion is expressed as to any transaction other than the Domestication (whether or not undertaken in connection with the Domestication) or as to any transaction whatsoever, including the Domestication, if all the transactions described in the Prospectus are not consummated in accordance with such terms and without waiver or breach of any material provisions thereof or if all of the statements, representations , warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied upon is incorrect, our opinion might be adversely affected and may not be relied upon.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption “United States and Canadian Income Tax Considerations — United States Federal Income Tax Consequences” and under the caption “Legal Matters.” In giving this consent , however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/  Bingham McCutchen LLP